SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2013

Crown Alliance Capital Limited
(Exact name of registrant as specified in its charter)

Nevada	333-169346	27-2089124
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2985 Drew Road, Suite 217 Mississauga ON	L4T OA4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (905) 604-8877

__________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Other Events

Item 8.01 Other Events

On October 31, 2013, we completed the purchase of the last of the four policies we agreed to purchase under our Policy Purchase Agreement with Universal Settlements International, Inc. (“USI”). As discussed in our Annual Report on Form 10-K filed October 15, 2013, we agreed to purchase all right, title, and interest in a portfolio of four (4) life insurance policies for a total purchase price of $570,000. We had previously completed the purchase of two of the four policies under the Agreement with USI. A third policy previously matured prior to completion of our purchase and we received payment of a portion of the total proceeds under that policy. Our final payment to USI in the amount of $120,000, made October 31, 2013, completed our purchase of the last of the four policies covered by the Agreement with USI. Our portfolio of life insurance policies now consists of a total of three (3) policies with a total face value of $3,500,000, with one policy of those policies with a face value of $2,000,000 now being used as collateral for a loan recently closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crown Alliance Capital Limited

/s/ Lorraine Fusco

Lorraine Fusco

President, Chief Executive Officer

Date: November 4, 2013

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